Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

PERRIGO COMPANY PLC

(Exact name of obligor as specified in its charter)

Ireland	—
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building
Lower Grand Canal Street Dublin 2	—
(Address of principal executive offices)	(Zip code)

1.30% Senior Notes due 2016

and Guarantees of 1.30% Senior Notes due 2016

2.30% Senior Notes due 2018

and Guarantees of 2.30% Senior Notes due 2018

4.00% Senior Notes due 2023

and Guarantees of 4.00% Senior Notes due 2023

5.30% Senior Notes due 2043

and Guarantees of 5.30% Senior Notes due 2043

(Title of the indenture securities)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices

Habsont Limited	Ireland	98-1143888	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Perrigo Company	Michigan	38-2799573	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

L. Perrigo Company	Michigan	38-0920980	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

PBM Nutritionals, LLC	Delaware	20-1781050	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

PBM Products, LLC	Delaware	22-3499315	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

PBM International Holdings, LLC	Delaware	20-3220989	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

PBM Foods, LLC	Delaware	54-2090916	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

PBM China Holdings, LLC	Delaware	20-3777774	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Paddock Laboratories, LLC	Delaware	27-5064915	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Perrigo New York, Inc.	Delaware	13-3785453	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Sergeant’s Pet Care Products, Inc.	Michigan	46-0970417	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Velcera, Inc.	Delaware	20-3327015	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

FidoPharmBrands, LLC	Delaware	45-4116768	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

FidoPharm, Inc.	Delaware	26-4372483	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Meridian Animal Health, LLC	Nevada	26-1878136	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Perrigo Company of South Carolina, Inc.	Michigan	58-1564758	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Perrigo International, Inc.	Michigan	38-3144353	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Perrigo API USA, Inc.	Delaware	06-1594919	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Perrigo Diabetes Care, LLC	Delaware	45-4047338	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Perrigo Pharmaceuticals Company	Michigan	20-0240361	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Perrigo Florida, Inc.	Florida	65-0336176	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

SPC Trademarks, LLC	Texas	03-0416478	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Pet Logic, L.L.C.	Delaware	00-0000000	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

LoradoChem, Inc.	Colorado	20-0912038	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices

Perrigo Sourcing Solutions, Inc.	Michigan	27-0717739	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Perrigo Sales Corporation	Michigan	38-3233149	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Perrigo Research & Development Company	Michigan	82-0541583	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

P2C, Inc.	Michigan	30-0754547	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Perrigo Company of Tennessee Inc.	Tennessee	62-0634170	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Cobrek Pharmaceuticals, Inc.	Delaware	26-2609916	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

PBM Holdings, LLC	Delaware	52-2196322	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

PBM Canada Holdings, LLC	Delaware	20-3220996	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Elan Corporation Limited	Ireland	98-0487435	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Elan Holdings Limited	Ireland	98-0112748	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Elan Pharma International Limited	Ireland	98-0551187	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Elan Regulatory Holdings Limited	Ireland	00-0000000	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Elan Science Five Limited	Ireland	00-0000000	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Keavy Finance Limited	Ireland	00-0000000	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

The Institute of Biopharmaceutics Limited	Ireland	00-0000000	Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee as now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 13, 2013.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated November 13, 2013.**

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3/A dated December 30, 2013 of Chase Issuance Trust, file number 333-192048.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3/A dated December 30, 2013 of Chase Issuance Trust, file number 333-192048.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3/A dated December 30, 2013 of Chase Issuance Trust, file number 333-192048.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Chicago and State of Illinois on the 15th day of August 2014.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Gregory S. Clarke
Gregory S. Clarke Vice President

EXHIBIT 6

August 15, 2014

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Gregory S. Clarke
Gregory S. Clarke Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2014, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$20,183
Interest-bearing balances		210,191
Securities:
Held-to-maturity securities		30,108
Available-for-sale securities		212,699
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		118
Securities purchased under agreements to resell		20,279
Loans and lease financing receivables:
Loans and leases held for sale		25,789
Loans and leases, net of unearned income	784,428
LESS: Allowance for loan and lease losses	11,341
Loans and leases, net of unearned income and allowance		773,087
Trading Assets		35,111
Premises and fixed assets (including capitalized leases)		7,503
Other real estate owned		4,003
Investments in unconsolidated subsidiaries and associated companies		760
Direct and indirect investments in real estate ventures		3
Intangible assets
Goodwill		21,627
Other intangible assets		20,078
Other assets		55,289

Total assets		$1,436,828

LIABILITIES
Deposits:
In domestic offices		$1,033,620
Noninterest-bearing	283,808
Interest-bearing	749,812
In foreign offices, Edge and Agreement subsidiaries, and IBFs		102,345
Noninterest-bearing	746
Interest-bearing	101,599
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		14,477
Securities sold under agreements to repurchase		15,687

Dollar Amounts In Millions
Trading liabilities	14,382
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	65,797
Subordinated notes and debentures	19,868
Other liabilities	29,113

Total liabilities	$1,295,289
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	103,060
Retained earnings	33,449
Accumulated other comprehensive income	4,364
Other equity capital components	0

Total bank equity capital	141,392
Noncontrolling (minority) interests in consolidated subsidiaries	147

Total equity capital	141,539

Total liabilities, and equity capital	$1,436,828

I, John R. Shrewsberry, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Timothy Sloan
Avid Modjtabai